Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Finishing Touches Home Goods Inc. (the "Company") on Form 10-K for the year ending October 31, 2011, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Ravilya Islyntieva, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge and belief:

(1)        The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)        The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Ravilya Islyntieva

Ravilya Islyntieva

Chief Financial Officer

Dated: December 8, 2011